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                                                                    EXHIBIT 23.2

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

                        [RYDER SCOTT COMPANY LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         We hereby consent to the incorporation by reference of our reserve report regarding the interests of Coho Energy, Inc. (the Company) dated March 7, 2001, relating to estimated quantities of certain of the Company's proved reserves of oil and gas included in this Annual Report on Form 10-K for the year ended December 31, 2000 into the Company's previously filed Registration Statement on Form S-3, file number 333-52632 dated December 22, 2000, as amended January 3, 2001.




/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

April 27, 2001